MID-AMERICA APARTMENT COMMUNITIES, INC.

A self-managed Equity REIT

PRESS RELEASE

MID-AMERICA RECONFIRMS FFO GUIDANCE

MEMPHIS, TN, May 15, 2006 - Mid-America Apartment Communities, Inc. (NYSE:MAA) announced today that it reconfirmed the guidance for FFO per share/unit that it issued on May 4th.

In the Company’s press release dated May 4, 2006, Mid-America announced it expected FFO per share/unit for the year 2006 to be in the range of $3.20 to $3.38, with a mid-point of $3.29 per share/unit. The Company provided the following FFO per share/unit forecast by quarter: $0.80 to $0.88 in Q2; $0.76 to $0.84 in Q3; and $0.78 to $0.86 in Q4.

Simon Wadsworth, CFO said “The successful sale of common shares that we closed on May 12, 2006, does not cause us to modify our prior guidance of FFO per share/unit for the balance of this year. The share sale further strengthens our balance sheet and positions us to take advantage of future accretive growth opportunities.”

MAA is a self-administered, self-managed apartment-only real estate investment trust, which currently owns or has ownership interest in 39,179 apartment units throughout the Sunbelt region of the U.S. For further details, please refer to our website at www.maac.net or contact Investor Relations at investor.relations@maac.net or (901) 435-5371. 6584 Poplar Ave., Suite 300, Memphis, TN 38138.

Certain matters in this press release may constitute forward-looking statements within the meaning of Section 27-A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements. Reference is hereby made to the filings of Mid-America Apartment Communities, Inc., with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, reports on Form 8-K, and its annual report on Form 10-K, particularly including the risk factors contained in the latter filing.